SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                     Form 8-K

                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      January 30, 2004
                                                _____________________________



                                 ALICO, INC.
___________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                           59-0906081
_____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)            Identification No.)


Post Office Box 338, La Belle, Florida                             33975
_____________________________________________________________________________
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code      (863) 675-2966
                                                    _________________________
























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Item 5.      Other Events.

              Incorporated by reference is an announcement issued by the Registrant on January 30, 2004, attached as Exhibit 01, providing information concerning a tax ruling pursuant to the settlement agreement reached between Ben Hill Griffin, III, trustee and the Four Sisters Protectorate, et al.


Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release announcing tax ruling issued January 30, 2004.


                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ALICO, INC.
                                             (Registrant)





 						        /s/ W. BERNARD LESTER
January 30, 2004                         By________________________________
__________________			         W. Bernard Lester, President
Date						         (Signature)

EXHIBIT INDEX



Exhibit
Number	Description

01          Press release issued January 30, 2004


January 30, 2004


National Circuit
La Belle, Florida

TAX RULING RECEIVED

The Company announced today that it had received notice from attorneys for the Four Sisters Protectorate and Ben Hill Griffin, III that the final tax rulings necessary to implement the settlements of disputes that had previously arisen between beneficiaries of the Ben Hill Griffin, Jr. Revocable Intervivos Trust No. 1, (the "Trust"), have been received and there exist no material conditions to closing of the settlements between these parties which have been previously announced by the Company. Attorneys for the parties to the settlements have indicated that they expect the closing of the transactions contemplated by the settlements to occur as soon as documentation is finalized which they believe will occur before the end of March 2004 and could occur as early as three weeks from now. As previously announced by the Company, the closing of these settlements will result in a transfer of beneficial ownership of the shares of Alico currently controlled by Ben Hill Griffin, III, as the Trustee of the Trust to trusts to be formed for the benefit of Ben Hill Griffin, III's four sisters and their lineal descendants so as to cause control of Alico to shift from Ben Hill Griffin, III to the trustees of such trusts.

For further information contact:	W. Bernard Lester
			   			La Belle, Florida
						(863) 675-2966